As filed with the Securities and Exchange Commission on February 19, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGMATEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	74-2691412
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3815 South Capital of Texas Highway, Suite 300, Building 3

Austin, Texas 78704

Telephone: (512) 381-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald P. Edgerton

President and Chief Executive Officer

Ross A. Goolsby

Vice President and Chief Financial Officer

3815 South Capital of Texas Highway, Suite 300, Building 3

Austin, Texas 78704

Telephone: (512) 381-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul E. Hurdlow Gray Cary Ware & Freidenrich LLP 1221 South MoPac, Suite 400 Austin, Texas 78746 (512) 457-7000	J. Robert Suffoletta Wilson Sonsini Goodrich & Rosati, Professional Corporation 8911 Capital of Texas Highway North Westech 360, Suite 3350 Austin, TX 78759 (512) 338-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒    333-112280

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	1,000,000	$25.01	$25,010,000	$3,168.77

(1)	Includes 130,435 shares of common stock that the underwriters have the option to purchase to cover overallotments, if any.
(2)	Determined in accordance with Rule 457(a), based on the public offering price of $25.01.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-112280) filed by SigmaTel, Inc. with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on February 18, 2004, is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Austin, Texas, effective on February 19, 2004.

SIGMATEL, INC.

By:	/S/ RONALD P. EDGERTON

Ronald P. Edgerton
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth below effective on February 19, 2004.

Name	Title

/S/ RONALD P. EDGERTON Ronald P. Edgerton	President and Chief Executive Officer (principal executive officer)

/S/ ROSS A. GOOLSBY Ross A. Goolsby	Vice President of Finance, Chief Financial Officer and Secretary (principal financial and accounting officer)

* Alexander M. Davern	Director

* John A. Hime	Director

* Kenneth P. Lawler	Director

* C. Hock Leow	Director

* William P. Osborne	Director

* By:	/S/ RONALD P. EDGERTON

Ronald P. Edgerton
Attorney-in-Fact

INDEX TO EXHIBITS

5.1	Opinion of Gray Cary Ware & Freidenrich LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Gray Cary Ware & Freidenrich LLP. Reference is made to Exhibit 5.1

24.1	Power of Attorney (Included on page II-8 of the Registration Statement on Form S-1 (File No. 333-112280) filed January 28, 2004, and incorporated herein by reference)